Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement No. 811-07807 on Form N-1A of Fidelity Revere Street Trust, of our report dated July 8, 2005 appearing in the Annual Report to Shareholders of Fidelity Tax-Free Cash Central Fund for the year ended May 31, 2005.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
July 28, 2005